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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
State Bank Financial Corporation
Atlanta, Georgia

        We consent to the use of our reports dated February 26, 2016, with respect to the consolidated statements of financial condition of State Bank Financial Corporation and Subsidiary as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015, incorporated herein by reference, and to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
September 26, 2016

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  Exhibit 23.1